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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 2002

                         KANEB PIPE LINE PARTNERS, L.P.

               (Exact name of registrant as specified in charter)


        Delaware                    001-5083                    75-2287571
(State of Incorporation)     (Commission File No.)           (I.R.S. Employer
                                                             Identification No.)



                          2435 North Central Expressway
                             Richardson, Texas 75080
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 699-4062


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Item 2. Acquisition or Disposition of Assets.

     On November 1, 2002, Kaneb Pipe Line Operating Partnership, L.P., a subsidiary of the Registrant, acquired the anhydrous ammonia pipeline system of Koch Pipeline Company, L.P. ("Koch") for approximately $140 million in cash.

     The acquired Koch ammonia pipeline operation encompasses approximately 2,000 miles of anhydrous ammonia pipeline which runs from the Louisiana Gulf Coast to the upper Midwest states and is the largest fertilizer pipeline in the country.



Item 7. Financial Statements and Exhibits.

         Exhibits.

          10.1 Press Release, dated November 5, 2002.

          10.2 Asset Purchase and Sale Agreement, dated as of September 17, 2002, by and between Koch Pipeline Company, L.P., Koch Fertilizer Storage and Terminal Company and Kaneb Pipe Line Operating Partnership, L.P., filed herewith.

          10.3 First Amendment to Asset Purchase and Sale Agreement, dated as of October 31, 2002, by and between Koch Pipeline Company, L.P., Koch Fertilizer Storage and Terminal Company and Kaneb Pipe Line Operating Partnership, L.P., filed herewith.

          10.4 Bridge Loan Agreement, dated as of November 1, 2002, by and between Kaneb Operating Partnership, L.P., Kaneb Pipe Line Partners, L.P., the Lenders and SunTrust Bank as Administrative Agent, filed herewith.

          10.5 Amendment No. 1 to Revolving Credit Agreement, dated as of July 31, 2002, by and between Kaneb Operating Partnership, L.P., Kaneb Pipe Line Partners, L.P., the Lenders and SunTrust Bank as Administrative Agent, filed herewith.

          10.6 Amendment No. 2 to Revolving Credit Agreement, dated as of October 31, 2002, by and between Kaneb Operating Partnership, L.P., Kaneb Pipe Line Partners, L.P., the Lenders and SunTrust Bank as Administrative Agent, filed herewith.

          10.7 Subsidiary Guaranty Agreement, dated as of November 1, 2002, among each of the Subsidiaries, Kaneb Pipe Line Operating Partnership, L.P. and SunTrust Bank, filed herewith.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     KANEB PIPE LINE PARTNERS, L.P.

                                     By: Kaneb Pipe Line Company LLC,
                                         as General Partner



Dated November _____, 2002
                                     ------//s//--------------------------------
                                     Howard C. Wadsworth
                                     Vice President, Treasurer and Secretary